EXECUTION VERSION

Dated 19 June 2020

Kosmos Energy Credit International

and
Kosmos Energy Ltd
and
Societe Generale, London Branch

_______________________________________
DEED OF RELEASE
_______________________________________

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(SNLH/PQT)
THIS DEED OF RELEASE is made on 19 June 2020
PARTIES:

(1)
KOSMOS ENERGY CREDIT INTERNATIONAL incorporated in the Cayman Islands whose registered number is 256364 and whose registered office is at PO Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands (the “Company”);

(2)
KOSMOS ENERGY LTD. incorporated under the laws of Delaware with registration number 211582 and having its registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 (the “Guarantor”);

(3)	SOCIETE GENERALE, LONDON BRANCH located at One Bank Street, Canary Wharf, London E14 4SG (the “Original Lender”, “Security Agent”, “Account Bank” or “Facility Agent”).
BACKGROUND

(A)
The Company, the Guarantor, the Original Lender, the Security Agent, the Account Bank and the Facility Agent entered into a letter of credit facility agreement dated 3 July 2013 as amended and/or amended or restated from time to time (the “Facility Agreement”).

(B)
The Company and the Security Agent entered into a charge on cash deposits and account bank agreement dated 3 July 2013 (the “Charge Agreement”) pursuant to which the Company granted a Charge (as defined in the Charge Agreement) in favour of the Security Agent.

(C)
The Company has requested that the Facility Agreement be terminated and the Original Lender, the Security Agent, the Account Bank and the Facility Agent have each agreed to do so on the terms and conditions of this Deed.

(D)
Pursuant to Clause 8.1 (Release of deposit) of the Charge Agreement, the Company has also requested that the Security Agent release the Deposit and Accounts (the “Released Property”) from the Charge and the Security Agent has agreed to do so on the terms and conditions of this Deed.

IT IS AGREED as follows:

1.	INTERPRETATION

(a)	Terms defined in the Charge Agreement (including by incorporation from the Facility Agreement) shall, unless otherwise defined in this Deed, have the same meaning in this Deed.

(b)
The provisions of Clause 1.3 (Construction of Particular Terms), Clause 1.4 (Interpretation of this Deed), Clause 28 (Jurisdiction) and Clause 30 (Service of Process) of the Charge Agreement apply to this Deed as though they were set out in full in this Deed (irrespective of whether the Charge Agreement remains in full force and effect).

2.	TERMINATION OF FACILITY AGREEMENT
The parties agree that with effect from and including the date of this Deed, the Facility Agreement and each other Finance Document (other than the Charge Agreement (the termination of which shall be in accordance with Clause 3 (Release)) shall terminate.

3.	RELEASE
With effect from and including the date of this Deed but subject to Clause 4 (Reinstatement):

(a)
the Security Agent, without recourse, representation or warranty of title, hereby unconditionally and irrevocably releases the Released Property from the Charge in accordance with Clause 8.1 (Release of deposit) of the Charge Agreement; and

(b)	the Charge Agreement shall terminate.

4.	REINSTATEMENT
If the Security Agent reasonably considers, on the basis of independent legal advice, that any payment to, or security or guarantee provided in relation to the Secured Obligations to it is capable of being avoided, reduced or invalidated by virtue of applicable law, notwithstanding any re-assignment or discharge of the Deposit, the liability of the Company under the Charge Agreement and the Charge shall continue as if such amounts had not been paid or as if any such security or guarantee had not been provided.

5.	FURTHER ASSURANCE
The Original Lender, Security Agent, Account Bank and Facility Agent will, as soon as reasonably practicable after the date of this Deed and subject to the Company having complied with Clause 6 (Expenses), do all things and execute all documents which the Company may reasonably specify, and which are within its control to give effect to this Deed and the release of the Released Property from the Charge in accordance with Clause 3 (Release).

6.	EXPENSES
The Company shall within 15 Business Days of demand, pay to the Security Agent (or other relevant Finance Party) all costs and expenses (including legal fees) reasonably incurred by the Security Agent (or such other relevant Finance Party) in connection with the negotiation, preparation, printing and execution of this Deed and/or the release of the Released Property from the Charge.

7.	PARTIAL INVALIDITY
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

8.	EXECUTION AS A DEED
Each of the parties intends this Deed to be a deed and confirms that it is executed and delivered as a deed, notwithstanding the fact that any one or more of the parties may only execute it under hand.

9.	COUNTERPARTS
This Deed may be executed in any number of counterparts, and by the parties to this Deed on separate counterparts, but will not be effective until each such party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed, but all the counterparts will together constitute one and the same instrument.

10.	GOVERNING LAW
This Deed and any non-contractual obligations arising out of it or in connection with it shall be governed by, and construed in accordance with, English law.

IN WITNESS of which this document has been executed as a deed and is delivered on the date stated at the beginning of this Deed.
The Original Lender, Security Agent, Account Bank and Facility Agent

Executed and Delivered as a Deed by SOCIETE GENERALE, LONDON BRANCH, a company incorporated in France by Vikram Gulati who, in accordance with the laws of France, is acting under the authority of the company.

_/s/ C Roux____________ __
Witness’ signature
Name: C Roux

Address: E14 4SG, 1 Bank Street, London
Occupation: Banker

) ) ) ) )	_/s/ Vikram Gulati______________ (Authorised signatory)
The Company

Executed and Delivered as a Deed by KOSMOS ENERGY CREDIT INTERNATIONAL acting by Neal Shah expressly authorised in accordance with a power of attorney dated June 28, 2013,

in the presence of:

_/s/ Brittney Meeks ______________

Witness’ signature
Name: Brittney Meeks
Address: 8176 Park Lane, Suite 500, Dallas, TX 75231
Occupation: Executive Assistant

) ) ) )	Per:_/s/ Neal Shah ______________

Guarantor

Executed and Delivered as a Deed by KOSMOS ENERGY LTD acting by Neal Shah expressly authorised in accordance with a power of attorney dated June 28, 2013,

in the presence of:

_/s/ Brittney Meeks ______________

Witness’ signature
Name: Brittney Meeks
Address: 8176 Park Lane, Suite 500, Dallas, TX 75231
Occupation: Executive Assistant

) ) ) )	Per:_/s/ Neal Shah ______________